Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
October 11, 2017

Kemper Corporation Prevails in Arbitration

CHICAGO--(BUSINESS WIRE)-- Kemper Corporation (NYSE: KMPR) announced today that its subsidiary, Kemper Corporate Services, Inc., has received a favorable ruling in a confidential arbitration proceeding against a software vendor and has been awarded $84.3 million plus interest.

In October 2015, Kemper Corporate Services, Inc. filed a demand for arbitration with the American Arbitration Association (“AAA”), claiming that the vendor had breached the terms of a master software license and services agreement and related agreements (collectively, the “Agreements”) by failing, among other things, to timely produce and deliver certain software to Kemper. The vendor denied Kemper’s claims and filed a counterclaim.

On October 2, 2017, the arbitrator issued a Partial Final Award in favor of Kemper. Pursuant to the material portions of the Partial Final Award: (i) Kemper’s claim that the vendor had breached the Agreements was granted; (ii) the vendor’s counterclaim and affirmative defenses were denied; (iii) Kemper was awarded direct damages of $84.3 million; and (iv) Kemper is entitled to pre-judgment interest in an amount to be calculated at a rate of 9%. Under the award, Kemper is also entitled to submit a petition seeking an award of certain costs and expenses of the arbitration.

The arbitrator’s decision on the vendor’s liability for breach and the damages for that breach is final, subject to challenge by the vendor on any grounds available under applicable law. Kemper intends to pursue confirmation and enforcement of the Partial Final Award in a court of competent jurisdiction, and intends likewise to do so with respect to any final award by the arbitrator that includes the addition of prejudgment interest and any of Kemper’s costs and expenses (including attorneys’ fees) the arbitrator deems recoverable. Kemper cannot make any assurance as to the final amount that will actually be awarded or when it will be collected. The Partial Final Award is treated as a gain contingency for accounting purposes, and accordingly will not be recognized in Kemper’s third quarter 2017 consolidated financial statements.

About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 5,750 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Todd Barton	312.661.4930 or investors@kemper.com

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